Exhibit 99

CACI Reports Record Fiscal 2010 Second Quarter Results

Diluted earnings per share increased 25.2 percent to $0.85

Revenue increased 15.5 percent to $776.7 million, driven by 13 percent organic growth

Contract funding orders increased 11.2 percent to $599 million

Raised annual guidance

ARLINGTON, Va.--(BUSINESS WIRE)--January 27, 2010--CACI International Inc (NYSE: CACI), a leading professional services and information technology solutions provider to the federal government, announced results today for its second fiscal quarter ended December 31, 2009.

We are pleased to report record net income of $26.1 million for the second quarter of Fiscal Year 2010 (FY10). This was a 26.1 percent increase over the same period last year. The 15.5 percent increase in revenue in the quarter was driven by organic growth of 13.0 percent, reflecting the continued strong performance of our defense and intelligence businesses.

Commenting on the company’s financial results, Paul Cofoni, CACI’s President and CEO, said, “Our strong results this quarter were driven by successful implementation of our strategy to provide mission-critical services in support of well-funded national security priorities, as well as a significantly lower tax rate. We continued to meet our financial goals of double-digit earnings growth and mid to high single-digit organic revenue growth while generating strong cash flows. We experienced growth in all of our core competencies, with the strongest increase in C4ISR Integration Services. Funding orders increased notwithstanding that the government operated under a continuing resolution during most of the quarter. We are pleased to announce we are raising our Fiscal Year 2010 guidance. We reaffirm our commitment to delivering superior results for our shareholders.”

Second Quarter Results

(in millions except per-share data)	Q2, FY10	Q2, FY09	% Change
Revenue	$776.7	$672.5	15.5%
Operating income	$47.5	$45.2	4.9%
Net income	$26.1	$20.7	26.1%
Diluted earnings per share	$0.85	$0.68	25.2%

Net income and diluted earnings per share grew as a result of growth in operating income, reduced net interest expense and a lower corporate tax rate due primarily to the performance of investments in CACI’s deferred compensation plan.

Additional Financial Metrics

($ in millions, except per share data)	Q2, FY10	Q2, FY09	% Change
Earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure	$61.0	$56.7	7.6%
Diluted cash earnings per share, a non-GAAP measure	$1.30	$1.05	23.6%
Days sales outstanding	62	64

Second Quarter Contract Funding Orders and Awards

  Contract funding orders were $599 million, an 11.2 percent increase over the second quarter of FY09. Funded backlog was $1.75 billion, a 14.5 percent increase over the second quarter of FY09.
  We received contract awards with an estimated value of $561 million including:
    A $190 million award from the U.S. Navy to provide technical services to support the Fleet Assistance and Shipboard Training (FAST) program for the Navy and the U.S. Marine Corps.
    An $81 million task order from the U.S. Army to support the Base Realignment and Closure (BRAC) transition of C4ISR operations to Aberdeen Proving Ground, Maryland.
    A $31 million award from the Department of Defense (DoD) Business Transformation Agency for program management support for the implementation of a financial management database system to the Office of the Secretary of Defense and Other Defense Agencies.
    Approximately $100 million in previously unannounced awards from the Intelligence Community.

Second Quarter Recognition

  CACI was named Government Contractor of the Year for companies with revenue greater than $300 million at the 7th Annual Greater Washington Government Contractor Awards event.
  CACI was named one of GI Jobs magazine’s Top 100 military-friendly employers for 2009.

CEO Commentary

Mr. Cofoni commented, “Recent events including the ‘Christmas Bomber’ attempt, the suicide attack on CIA employees in Afghanistan, the Ft. Hood shootings, and the cyber attacks on Google and other large companies show that threats to our national security continue. These underscore the continuing need for the services we provide our government customers. With the signing of the FY10 budget in late December, we expect continued strong funding in the key areas in which we operate and the pace of awards to increase for the remainder of our fiscal year. Consistent with our strategy to be a strategic consolidator through prudent deployment of our capital, this quarter we have completed two acquisitions, one in the U.K., which provides web enablement services, and one domestically, which provides commercial security technology. We also announced an agreement to acquire SystemWare, Inc., which provides unique solutions for cybersecurity and counterintelligence applications. Cybersecurity is also the topic of our next Asymmetric Threat Symposium in March, co-sponsored with the United States Naval Institute. We continue to collaborate with other thought leaders to advance the state of thinking on countering asymmetric threats. Looking forward, we are confident in our ability to deliver double-digit earnings growth and mid to high single-digit organic revenue growth in FY10 and FY11 through the strong execution of our strategy.”

First Half Results

(in millions except per-share data)	6 Months, FY10	6 Months, FY09	% Change
Revenue	$1,516.2	$1,327.3	14.2%
Operating income	$93.5	$86.6	8.0%
Net income	$49.9	$40.2	24.0%
Diluted earnings per share	$1.64	$1.32	23.8%

Revenue in all of our core competencies grew with the strongest increase in C4ISR Integration Services. Operating income increased in the first half as a result of solid growth in both direct labor and other direct costs.

Additional Financial Metrics

($ in millions, except per share data)	6 Months, FY10	6 Months, FY09	% Change
Earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure	$117.9	$110.0	7.2%
Diluted cash earnings per share, a non-GAAP measure	$2.51	$2.10	19.7%

CACI Updates Its FY10 Guidance

We are updating our FY10 guidance. The table below summarizes the guidance ranges for FY10:

(In millions except for earnings per share)	Current FY10 Guidance	Previous FY10 Guidance
Revenue	$3,050-$3,125	$2,950-$3,050
Net income	$101.0-$107.1	$99.5 - $105.6
Diluted earnings per share	$3.30-$3.50	$3.25 - $3.45
Diluted weighted average shares	30.6	30.6

This guidance represents our views as of January 27, 2010. Investors are reminded that actual results may differ from these estimates for the reasons described below and in our filings with the Securities and Exchange Commission.

Conference Call Information

We have scheduled a conference call for 8:30 AM Eastern Time Thursday, January 28th, during which members of our senior management team will be making a brief presentation focusing on second quarter results and operating trends followed by a question-and-answer session. You can listen to the conference call and view the accompanying exhibits over the Internet by logging on to our homepage, www.caci.com, at the scheduled time, or you may dial 1-877-627-6581 and enter the confirmation code 8683408. A replay of the call will also be available over the Internet beginning at 1:00 PM Eastern Time Thursday, January 28th, and can be accessed through our homepage (www.caci.com) by clicking on the CACI Investor Info button.

About CACI

CACI International Inc provides the professional services and IT solutions needed to prevail in today’s defense, intelligence, homeland security, and federal civilian government arenas. We deliver enterprise IT and network services; data, information, and knowledge management services; business system solutions; logistics and material readiness; C4ISR integration services; cyber security; integrated security and intelligence solutions; and program management and SETA support services. CACI services and solutions help our federal clients provide for national security, improve communications and collaboration, secure the integrity of information systems and networks, enhance data collection and analysis, and increase efficiency and mission effectiveness. We add value to our clients’ operations, increase their skills and capabilities, and enhance their missions. CACI is a member of the Fortune 1000 Largest Companies and the Russell 2000 index. CACI provides dynamic careers for approximately 12,800 employees working in over 120 offices in the U.S. and Europe. CACI is the IT provider for a networked world. Visit CACI on the web at www.caci.com and www.asymmetricthreat.net.

There are statements made herein which do not address historical facts, and therefore could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: regional and national economic conditions in the United States and the United Kingdom, including conditions that result from a prolonged recession; terrorist activities or war; changes in interest rates; currency fluctuations; significant fluctuations in the equity markets; changes in our effective tax rate; finalization of accounting for business combinations, including valuation of intangibles and contingent consideration; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. government or other public sector projects, based on a change in spending patterns, or in the event of a priority need for funds, such as homeland security, the war on terrorism or rebuilding Iraq, or an economic stimulus package; government contract procurement (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the results of government investigations into allegations of improper actions related to the provision of services in support of U.S. military operations in Iraq; the results of government audits and reviews conducted by the Defense Contract Audit Agency or other government entities with cognizant oversight; individual business decisions of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); market speculation regarding our continued independence; material changes in laws or regulations applicable to our businesses, particularly in connection with (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, and (iii) competition for task orders under Government Wide Acquisition Contracts (“GWACs”) and/or schedule contracts with the General Services Administration; our own ability to achieve the objectives of near term or long range business plans; and other risks described in the company’s Securities and Exchange Commission filings.

(Financial Tables follow)

Selected Financial Data

CACI International Inc
Condensed Consolidated Statements of Operations (Unaudited)
(Amounts in thousands, except per share amounts)

	Quarter Ended			Six Months Ended
	12/31/2009	12/31/2008		12/31/2009	12/31/2008
		As adjusted*	% Change		As adjusted*	% Change
Revenue	$776,727	$672,507	15.5%	$1,516,245	$1,327,267	14.2%
Costs of revenue
Direct costs	543,117	461,488	17.7%	1,053,657	905,033	16.4%
Indirect costs and selling expenses	172,603	153,981	12.1%	344,398	311,852	10.4%
Depreciation and amortization	13,546	11,789	14.9%	24,701	23,815	3.7%
Total costs of revenue	729,266	627,258	16.3%	1,422,756	1,240,700	14.7%
Operating income	47,461	45,249	4.9%	93,489	86,567	8.0%
Interest expense, net	7,124	8,107	-12.1%	14,386	16,161	-11.0%
Income before income taxes	40,337	37,142	8.6%	79,103	70,406	12.4%
Income taxes	14,233	16,110	-11.7%	28,918	29,785	-2.9%
Net income before noncontrolling interest in earnings of joint venture	26,104	21,032	24.1%	50,185	40,621	23.5%
Noncontrolling interest in earnings of joint venture	(52)	(370)		(278)	(379)
Net income attributable to CACI	$26,052	$20,662	26.1%	$49,907	$40,242	24.0%

Basic earnings per share	$0.87	$0.69	25.2%	$1.66	$1.34	23.7%
Diluted earnings per share	$0.85	$0.68	25.2%	$1.64	$1.32	23.8%

Weighted average shares used in per share computations:
Basic	30,109	29,895		30,071	29,999
Diluted	30,580	30,362		30,522	30,465

Statement of Operations Data (Unaudited)

	Quarter Ended			Six Months Ended
	12/31/2009	12/31/2008		12/31/2009	12/31/2008
		As adjusted*	% Change		As adjusted*	% Change
Operating income margin	6.1%	6.7%		6.2%	6.5%
Tax rate	35.3%	43.8%		36.7%	42.5%
Net income margin	3.4%	3.1%		3.3%	3.0%

EBITDA**	$60,955	$56,668	7.6%	$117,912	$110,003	7.2%
EBITDA Margin	7.8%	8.4%		7.8%	8.3%

Cash net income**	$39,871	$32,024	24.5%	$76,560	$63,826	20.0%
Diluted cash earnings per share	$1.30	$1.05	23.6%	$2.51	$2.10	19.7%

*Certain balances for the period ended December 31, 2008 have been adjusted to reflect the retroactive application of new accounting standards related to convertible debt and minority interest.
**See Reconciliation of Net Income to Earnings before Interest, Taxes, Depreciation and Amortization and to Cash net income on page 10.

Selected Financial Data (Continued)

CACI International Inc
Condensed Consolidated Balance Sheets (Unaudited)
(Amounts in thousands)
	12/31/2009	6/30/2009
		As adjusted*
ASSETS:
Current assets
Cash and cash equivalents	$147,847	$208,488
Accounts receivable, net	534,935	477,025
Prepaid expenses and other current assets	49,570	39,319
Total current assets	732,352	724,832

Goodwill and intangible assets, net	1,276,983	1,181,579
Property and equipment, net	57,633	30,923
Other long-term assets	72,067	68,745
Total assets	$2,139,035	$2,006,079

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities
Current portion of long-term debt	$8,296	$9,464
Accounts payable	101,371	87,300
Accrued compensation and benefits	137,406	137,843
Other accrued expenses and current liabilities	105,072	83,297
Total current liabilities	352,145	317,904

Long-term debt, net of current portion	524,279	570,078
Other long-term liabilities	162,475	88,489
Total liabilities	1,038,899	976,471

Shareholders' equity	1,100,136	1,029,608
Total liabilities and shareholders' equity	$2,139,035	$2,006,079

*Certain balances as of June 30, 2009 have been adjusted to reflect the retroactive application of new accounting standards related to convertible debt and minority interest.

Selected Financial Data (Continued)

CACI International Inc
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Amounts in thousands)

	Six Months Ended
	12/31/2009	12/31/2008
		As adjusted*
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income before noncontrolling interest in earnings of joint venture	$50,185	$40,621
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	24,701	23,815
Non-cash interest expense	5,160	4,822
Amortization of deferred financing costs	1,282	1,120
Stock-based compensation expense	12,745	9,077
Provision for deferred income taxes	1,896	5,392
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable, net	(51,110)	(46,175)
Prepaid expenses and other current assets	(4,082)	6,735
Accounts payable and accrued expenses	26,437	(1,640)
Accrued compensation and benefits	(4,614)	(13,432)
Income taxes receivable and payable	(4,957)	(11,163)
Other liabilities	9,506	(5,007)
Net cash provided by operating activities	67,149	14,165

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(16,111)	(4,924)
Purchases of businesses, net of cash acquired	(62,004)	-
Other	(203)	(442)
Net cash used in investing activities	(78,318)	(5,366)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net payments under credit facilities	(52,114)	(2,174)
Proceeds from employee stock purchase plans	2,796	3,783
Proceeds from exercise of stock options	2,623	130
Purchase of common stock	(1,743)	(21,868)
Other	558	(1,049)
Net cash used in financing activities	(47,880)	(21,178)
Effect of exchange rate changes on cash and cash equivalents	(1,592)	(2,701)
Net decrease in cash and cash equivalents	(60,641)	(15,080)
Cash and cash equivalents, beginning of period	208,488	120,396
Cash and cash equivalents, end of period	$147,847	$105,316

* Certain balances for the period ended December 31, 2008 have been adjusted to reflect the retroactive application of new accounting standards related to convertible debt and minority interest.

Selected Financial Data (Continued)

Revenue by Customer Type (Unaudited)
	Quarter Ended
(dollars in thousands)	12/31/2009		12/31/2008		$ Change	% Change
Department of Defense	$602,667	77.6%	$506,747	75.3%	$95,920	18.9%
Federal Civilian Agencies	129,800	16.7%	139,720	20.8%	(9,920)	-7.1%
Commercial	40,161	5.2%	20,831	3.1%	19,330	92.8%
State and Local Governments	4,099	0.5%	5,209	0.8%	(1,110)	-21.3%
Total	$776,727	100.0%	$672,507	100.0%	$104,220	15.5%

	Six Months Ended
(dollars in thousands)	12/31/2009		12/31/2008		$ Change	% Change
Department of Defense	$1,174,962	77.5%	$999,708	75.3%	$175,254	17.5%
Federal Civilian Agencies	262,747	17.3%	271,551	20.5%	(8,804)	-3.2%
Commercial	69,220	4.6%	45,515	3.4%	23,705	52.1%
State and Local Governments	9,316	0.6%	10,493	0.8%	(1,177)	-11.2%
Total	$1,516,245	100.0%	$1,327,267	100.0%	$188,978	14.2%

Revenue by Contract Type (Unaudited)
	Quarter Ended
(dollars in thousands)	12/31/2009		12/31/2008		$ Change	% Change
Time and materials	$367,085	47.3%	$325,216	48.3%	$41,869	12.9%
Cost reimbursable	247,958	31.9%	213,585	31.8%	34,373	16.1%
Fixed price	161,684	20.8%	133,706	19.9%	27,978	20.9%
Total	$776,727	100.0%	$672,507	100.0%	$104,220	15.5%

	Six Months Ended
(dollars in thousands)	12/31/2009		12/31/2008		$ Change	% Change
Time and materials	$719,331	47.4%	$649,317	48.9%	$70,014	10.8%
Cost reimbursable	489,005	32.3%	407,236	30.7%	81,769	20.1%
Fixed price	307,909	20.3%	270,714	20.4%	37,195	13.7%
Total	$1,516,245	100.0%	$1,327,267	100.0%	$188,978	14.2%

Revenue Received as a Prime versus Subcontractor (Unaudited)
	Quarter Ended
(dollars in thousands)	12/31/2009		12/31/2008		$ Change	% Change
Prime	$655,120	84.3%	$557,254	82.9%	$97,866	17.6%
Subcontractor	121,607	15.7%	115,253	17.1%	6,354	5.5%
Total	$776,727	100.0%	$672,507	100.0%	$104,220	15.5%

	Six Months Ended
(dollars in thousands)	12/31/2009		12/31/2008		$ Change	% Change
Prime	$1,284,335	84.7%	$1,094,925	82.5%	$189,410	17.3%
Subcontractor	231,910	15.3%	232,342	17.5%	(432)	-0.2%
Total	$1,516,245	100.0%	$1,327,267	100.0%	$188,978	14.2%

Selected Financial Data (Continued)

Contract Funding Orders Received (Unaudited)

	Quarter Ended
(dollars in thousands)	12/31/2009	12/31/2008	$ Change	% Change
Contract Funding Orders	$598,928	$538,416	$60,512	11.2%

	Six Months Ended
(dollars in thousands)	12/31/2009	12/31/2008	$ Change	% Change
Contract Funding Orders	$1,640,783	$1,481,538	$159,245	10.7%

Reconciliation of Total Revenue Growth and Organic Revenue Growth

(Unaudited)

We are presenting organic revenue growth to reflect the effect of acquisitions on total revenue growth. Revenue generated from the date a business is acquired through the first anniversary of that date is considered acquired revenue growth. All remaining revenue growth is considered organic. We believe that this non-GAAP financial measure provides investors with useful information to evaluate the growth rate of our core business. This non-GAAP measure should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Quarter Ended			Twelve Months Ended
(dollars in thousands)	12/31/2009	12/31/2008	% Change	12/31/2009	12/31/2008	% Change
Revenue, as reported	$776,727	$672,507	15.5%	$2,919,140	$2,616,440	11.6%
Less:
Acquired revenue	16,548			34,456
Organic revenue	$760,179	$672,507	13.0%	$2,884,684	$2,616,440	10.3%

Selected Financial Data (Continued)

Reconciliation of Net Income to Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and to Cash Net Income

(Unaudited)

The Company views EBITDA, EBITDA margin, Cash Net Income and Diluted Cash Earnings Per Share as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. EBITDA is a commonly used non-GAAP measure when comparing our results with those of other companies. We believe Cash Net Income is a significant driver of long-term value and is used by investors to measure our performance. This measure in particular assists readers in further understanding our results and trends from period-to-period by removing certain non-cash items that do not impact the cash flow performance of our business. EBITDA is defined by us as GAAP net income attributable to CACI plus net interest expense, income taxes, and depreciation and amortization. EBITDA margin is EBITDA divided by revenue. Cash Net Income is defined by us as GAAP net income attributable to CACI plus stock-based compensation expense, depreciation and amortization, amortization of financing costs, and non-cash interest expense net of related tax effects. Diluted Cash Earnings Per Share is Cash Net Income divided by diluted weighted-average shares, as reported. EBITDA and Cash Net Income as defined by us may not be computed in the same manner as similarly titled measures used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Quarter Ended			Six Months Ended
(dollars in thousands)	12/31/2009	12/31/2008		12/31/2009	12/31/2008
		As adjusted*	% Change		As adjusted*	% Change
Net income attributable to CACI	$26,052	$20,662	26.1%	$49,907	$40,242	24.0%
Plus:
Income taxes	14,233	16,110	-11.7%	28,918	29,785	-2.9%
Interest expense, net	7,124	8,107	-12.1%	14,386	16,161	-11.0%
Depreciation and amortization	13,546	11,789	14.9%	24,701	23,815	3.7%
EBITDA	$60,955	$56,668	7.6%	$117,912	$110,003	7.2%

	Quarter Ended			Six Months Ended
(dollars in thousands)	12/31/2009	12/31/2008		12/31/2009	12/31/2008
		As adjusted*	% Change		As adjusted*	% Change
Revenue, as reported	$776,727	$672,507	15.5%	$1,516,245	$1,327,267	14.2%
EBITDA	$60,955	$56,668	7.6%	$117,912	$110,003	7.2%
EBITDA margin	7.8%	8.4%		7.8%	8.3%

	Quarter Ended			Six Months Ended
(dollars in thousands)	12/31/2009	12/31/2008		12/31/2009	12/31/2008
		As adjusted*	% Change		As adjusted*	% Change
Net income attributable to CACI	$26,052	$20,662	26.1%	$49,907	$40,242	24.0%
Plus:
Stock-based compensation	6,074	3,933	54.4%	12,745	9,077	40.4%
Depreciation and amortization	13,546	11,789	14.9%	24,701	23,815	3.7%
Amortization of financing costs	537	560	-4.1%	1,282	1,120	14.5%
Non-cash interest expense	2,597	2,427	7.0%	5,160	4,822	7.0%
Less:
Related tax effect	(8,935)	(7,347)	21.6%	(17,235)	(15,250)	13.0%
Cash net income	$39,871	$32,024	24.5%	$76,560	$63,826	20.0%

	Quarter Ended			Six Months Ended
(shares in thousands)	12/31/2009	12/31/2008		12/31/2009	12/31/2008
		As adjusted*	% Change		As adjusted*	% Change
Diluted weighted average shares, as reported	30,580	30,362		30,522	30,465
Diluted earnings per share	$0.85	$0.68	25.2%	$1.64	$1.32	23.8%
Diluted cash earnings per share	$1.30	$1.05	23.6%	$2.51	$2.10	19.7%

*Certain balances for the period ended December 31, 2008 have been adjusted to reflect the retroactive application of new accounting standards related to convertible debt and minority interest.

CONTACT:
CACI International Inc
Corporate Communications and Media:
Jody Brown, Executive Vice President, Public Relations
(703) 841-7801, jbrown@caci.com
or
Investor Relations:
David Dragics, Senior Vice President, Investor Relations
(866) 606-3471, ddragics@caci.com